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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                      Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported)  July 7, 1998

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                             APPLIED IMAGING CORP.
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              (Exact name of registrant as specified in charter)

        DELAWARE                    0-21371                77-012490
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(State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)             File Number)         Identification No.)


2380 WALSH AVE., BUILDING B, SANTA CLARA CALIFORNIA          95051
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  (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code      (408) 562-0250

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                                NOT APPLICABLE

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        (Former name or former address, if changed since last report.)
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Item 5    OTHER EVENTS
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     On July 7, 1998 and July 15, 1998, Registrant consummated private sales of, collectively, 499,999 shares of its Common Stock to certain accredited investors at a purchase price of $3.00 per share, which exceeded each such day's closing price of Registrant's Common Stock as reported on the Nasdaq National Market System. The transactions were pursuant to the terms of Stock Purchase Agreements dated, respectively, July 7, 1998 and July 15, 1998 between the Registrant and the investors, the form of which is set forth in Exhibit 10.1 hereto. The proceeds from the sale of the shares will be used for working capital and general corporate purposes.


Item 7    EXHIBITS
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(c)  Exhibits.  The following documents are filed as exhibits to this report:

     1.   Exhibit 10.1 - Form of Stock Purchase Agreement between the

          Registrant and certain Investors used in connection with sales of Common Stock on July 7 and July 15, 1998 (excludes the exhibits thereto; such exhibits will be furnished supplementally upon request by the Securities and Exchange Commission).
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     2.   Exhibit 99.1 - Press Release dated July 17, 1998, issued by Registrant announcing the signing of the Stock Purchase Agreements.

                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             APPLIED IMAGING CORP.
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                                 (Registrant)



Date: July 27, 1998                By: /s/ Jack Goldstein
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                                   Name:   Jack Goldstein
                                   Title:  President and Chief Executive Officer
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                                 EXHIBIT INDEX
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Exhibit
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10.1 -    Form of Stock Purchase Agreement between the Registrant and certain
          Investors used in connection with sales of Common Stock on July 7 and July 15, 1998 (excludes the exhibits thereto; such exhibits will be furnished supplementally upon request by the Securities and Exchange Commission).

99.1 - Press Release dated July 17, 1998, issued by Registrant announcing the signing of the Stock Purchase Agreement.